     DEAN WITTER US GOVERNMENT MONEY MARKET TRUST

     Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


(18) The Trust's current yield for the seven days ending
     January 31, 1997

     (A-B)   x   365/N

     (1.000754 -1)  x  365/7      =     3.93%

     The Trust's effective annualized yield for the seven days ending January 31, 1997

          365/N
     A                    - 1

                    365/7
     1.000754               - 1        =     4.01%

     A =  Value of  a share of the Trust at end of period.
     B =  Value of  a share of the Trust at beginning of period.
     N =  Number of days in the  period.

          SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                    DEAN WITTER U.S. GOVERNMENT MONEY MARKET TRUST


(A)       GROWTH OF $10,000
(B)       GROWTH OF $50,000
(C)       GROWTH OF $100,000


FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION


INVESTED - P        TOTAL
$10,000, $50,000 &  RETURN - TR  (A)   GROWTH OF         (B)   GROWTH OF           (C)   GROWTH OF
$100,000            31-Jan-97    $10,000 INVESTMENT- G   $50,000 INVESTMENT- G     $100,000 INVESTMENT- G
-----------         -----------  ----------------------  ----------------------    ----------------------
17-Feb-82           145.88       $24,588                 $122,940                  $245,880